STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report February 01, 2016

THE GUITAMMER COMPANY
 (Exact name of registrant as specified in its charter)

Nevada	000-54331	61-1650777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6117 Maxtown Road, Westerville, OH   43082
(Address of principal executive offices) (Zip Code)

(614) 898-9370
 (Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective February 5, 2016, Richard E. Conn, the current Chief Financial Officer of The Guitammer Company is  retiring from his offices with the Company.  Effective such date, Lawrence L. Lemoine will assume the offices of both Chief Operating Officer and Chief Financial Officer of the Company.

Before joining the Company, Mr. Lemoine, age 64,  was CEO of Wave Entertainment Network where he created and successfully launched a new entertainment platform of a “first of its kind” IPTV worldwide entertainment platform for the maritime and hospitality industries. Prior to Wave, he was VP Finance of DIRECTV, involved in DIRECTV’s growth from the early stages to a subscriber base of over 12 million. In addition, Mr. Lemoine held the Controller post for the 1984 Olympic Organizing Committee, the most profitable Olympic Games in history and also served as an executive consultant to various start-ups that include a Paris-based satellite service organization, Daytona Prototype motor racing team (U.S.) and a sports video production organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Guitammer Company (Registrant)

Date: Feb. 01, 2016	By:	/s/ Mark Luden
Mark A. Luden CEO